Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM RESERVE EXPERTS

As independent petroleum engineers, we hereby consent to the reference to our firm, in the context in which they appear, and to the references to, and to the inclusion of, our reserve report, dated March 17, 2025, with respect to the estimates of pro forma reserves of Prairie Operating Co. (the “Company”) as of December 31, 2024, included in or made part of the Current Report on Form 8-K of the Company dated March 24, 2025, filed with the Securities and Exchange Commission, and our summary report dated March 6, 2025 included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2024, and to the incorporation by reference of such reports in this Registration Statement on Form S-3 (No. 333-______), including any amendments thereto (the “Registration Statement”), and the related Prospectus of the Company, filed with the U.S. Securities and Exchange Commission. We also hereby consent to the references to our firm contained in the Registration Statement, including under the caption “Experts” in the Prospectus.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

By:	/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President

Austin, Texas

March 24, 2025